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                                    EXHIBIT 6

                             JOINT FILING AGREEMENT

We, the signatories of this Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

THE TORONTO-DOMINION BANK

By:  /s/ Christopher A. Montague
     ------------------------------------------------------
Name: Christopher A. Montague, Esq.
Title:   Executive Vice President and General Counsel


TD DISCOUNT BROKERAGE HOLDINGS LLC

By:  /s/  Frank Tripodi
     ------------------------------------------------------
Name: Frank Tripodi

Title:   President, Secretary and Treasurer



Dated:      January 25, 2006